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                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use and incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 23, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports to Shareholders of AIM Emerging Markets Debt Fund and AIM Developing Markets Fund, which are also incorporated by reference and included in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP


Boston, Masschusetts
March 21, 2000